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                                 FIFTH ADDENDUM
                                       TO
                                 LEASE AGREEMENT


     THIS FIFTH ADDENDUM TO LEASE AGREEMENT ("Addendum") is made this ____ day of December, 1994 by and between RCB TRUST CO., REAL PROPERTY TRUST -- SOUTHPORT FINANCIAL II ("Landlord") and COMMNET CELLULAR INC., a Colorado corporation ("Tenant").

     WHEREAS, Landlord, or its predecessor, and Tenant have entered into the following lease documents (collectively herein referred to as the "Lease", to which reference should be made for all terms not otherwise herein defined) pertaining to the Premises commonly known as Suites 200, 270, 300 and 350, Cellular Plaza, 5990 Greenwood Plaza Boulevard, Englewood, Colorado 80111:

     (a) Lease Agreement and Addendum to Office Building Lease, each dated September 23, 1988;
     (b)  Amendment, dated May 4, 1989;
     (c) Second Addendum, dated December 7, 1989 and Declaration of Commencement, dated January 12, 1989;
     (d)  Letter of Arnold C. Pohs, dated September 26, 1988;
     (e)  Letter of Robert Bruce, dated November 18, 1988;
     (f)  Letter of Robert Bruce, dated December 12, 1988;
     (g)  Letter of Edward J. McKeegan, dated April 4, 1990;
     (h)  Declaration of Effective Date, dated April 5, 1990;
     (i)  Certificate of Occupancy, dated April 16, 1990;
     (j)  Letter of Arnold C. Pohs, dated July 16, 1990;
     (k) Third Addendum to Lease Agreement, dated April 8, 1992 and Declaration of Commencement, dated May 22, 1992; and
     (l)  Fourth Addendum to Lease Agreement, dated April 27, 1994.

     WHEREAS, Tenant was formerly known as Cellular Inc., a Colorado corporation and on March 2, 1994, the Colorado Secretary of State issued its Certificate of Name Change pursuant to which Tenant's name was changed to CommNet Cellular Inc., a Colorado corporation.

     WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the expansion of the area of the Premises as more fully herein described.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. TEMPORARY SPACE. For the period commencing on November 7, 1994 and ending December 31, 1994, the Premises are temporarily amended by expanding the area of the Premises by approximately 640 square feet of rentable area commonly known as a portion of Suite 118, on the first floor of the East Wing of the Building, as more particularly described in Exhibit I attached hereto (the "Temporary Space"). Tenant shall pay to Landlord Base Rent of $13.00 per square foot of rentable area per annum for the Temporary Space, or a total of $1,253.70 for the period described above, said rent for said period to be paid upon execution of this Addendum by both Tenant and Landlord.

     2. ADDITIONAL SPACE. The Premises are amended by expanding the area of the Premises by approximately 2,107 square feet of rentable area commonly known as Suite 118, on the first floor of East Wing of the Building, as more particularly described on Exhibit II attached hereto ("First Additional Space"), effective on the Completion Date (as herein defined). The Premises, as amended


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to include the First Additional Space, comprise 45,540 square feet of rentable area. Subject to the provisions of Section 3 of this Addendum as set forth below, the Premises are amended by expanding the area of the Premises by approximately 613 square feet of rentable area commonly known as Suite 110, on the first floor of the East Wing of the Building, as more particularly described on Exhibit II attached hereto ("Second Additional Space") (the First Additional Space and the Second Additional Space are collectively hereafter referred to as the "Combined Space"), effective on the Completion Date. The Premises, as amended to include the Combined Space, comprise 46,153 square feet of rentable area. All terms and conditions of the Lease, as herein modified, shall apply to the Premises, as amended to include the First Additional Space and Second Additional Space.

     3. RELOCATION OF SECOND ADDITIONAL SPACE TENANT. Landlord and Tenant acknowledge that the lease of the Second Additional Space herein provided is contingent upon Landlord's relocation of the existing tenant in the Second Additional Space. Landlord shall use its best efforts to relocate such existing Tenant provided that if Landlord is unable to do so by January 31, 1995, the lease of the Second Additional Space provided in this Amendment shall be null and void, and this Amendment shall continue in full force and effect as to the First Additional Space. Landlord shall not be required to incur any costs or expenses in connection with such relocation other than the costs of moving such existing tenant into its new space in the Building. Landlord's construction of the Tenant Finish for the Second Additional Space and the commencement date of the Term of the lease of the Combined Space shall be subject to the relocation of the existing tenant in the Second Additional Space, as more fully provided in the Work Letter attached hereto.

     4. TERM OF ADDITIONAL SPACE. The Term of the lease of the First Additional Space shall commence upon the Completion Date. The Term of the lease of the Combined Space, if such is the case, shall commence upon the Completion Date. The Completion Date is anticipated to be February 15, 1995. The Term of the lease of the First Additional Space or the Combined Space shall end upon expiration of the Term of the Lease, January 15, 1996.

     5. BASE RENT. Effective upon the Completion Date and through the expiration of the Term of the Lease, the Base Rent, described in Paragraph 4 of the Lease, shall be $13.00 per square foot of rentable area of the First Additional Space per annum. If applicable, effective upon the Completion Date and through the expiration of the Term of the Lease, the Base Rent shall be $13.00 per square foot of rentable area of the Second Additional Space. The Base Rent for the First Additional Space and Second Additional Space shall be in addition to the Base Rent payable for the other portions of the Premises, described in paragraph 3 of the Fourth Addendum to Lease Agreement. The Base Rent shall be due and payable in equal monthly installments of $2,282.59 per month for the First Additional Space and $664.08 per month for the Second Additional Space (a total of $2,946.67 for the Combined Space), without deduction, abatement or setoff, as more fully provided in the Lease.

     6. TENANT'S PRO RATA SHARE. Effective upon the Completion Date the Tenant's Pro Rata Share of Shared Expenses shall be amended by increasing the percentage amount by 2.12% for the First Additional Space, and if applicable, 0.63% for the Second Additional Space. The Tenant's Pro Rata Share of Shared Expenses for the Premises, as amended to include only the First Additional Space, shall be 45.85% and, as amended to include the Combined Space, shall be 46.48%.

     7. TENANT FINISH. Landlord shall construct the tenant improvements ("Tenant Finish") for the First Additional Space and Second Additional Space in accordance with the Work Letter, attached hereto as Exhibit III and incorporated herein by this reference. The term "Completion Date" as used throughout this Addendum shall have the meaning set forth in the Work Letter attached hereto.


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     8.   FORCE AND EFFECT.  As herein modified, the Lease shall remain in full force and effect according to the terms and conditions thereof. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     9. AUTHORITY. Each individual executing this Addendum on behalf of Landlord and Tenant represents and warrants that he or she is duly authorized to deliver this Lease on behalf of Landlord or Tenant, respectively, and that this Lease is binding upon Landlord or Tenant, respectively, in accordance with its terms.

     IN WITNESS WHEREOF, this Addendum has been executed as of the date first above written.

                              LANDLORD:

                              RCB TRUST CO., REAL PROPERTY TRUST--
                              SOUTHPORT FINANCIAL II

                              By: Southport Financial Corporation,
                                  a Connecticut corporation,
                                  Manager


                                  By: ----------------------------------------
                                      William C. Hillemeyer
                                      Manager Director


                              TENANT:

                              COMMNET CELLULAR INC., a
                              Colorado corporation


                              By:
                                   -------------------------------------------
                              Its: -------------------------------------------

STATE OF _____________   )
                         ) ss.
COUNTY OF ____________   )

     The foregoing instrument was acknowledged before me this _____ day of _______________, 1994 by _______________________ as ______________________ of
CommNet Cellular Inc., a Colorado corporation.

     WITNESS my hand and official seal.


                              ------------------------------------------------
                              Notary Public

                              My commission expires:
                                                     -------------------------


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